                                                                     EXHIBIT 2.2

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

     This Amendment No. 1 to Agreement and Plan of Merger (this "Amendment") is
                                                                 ---------
made and entered into as of March 1, 2002, by and among WatchGuard Technologies, Inc., a Delaware corporation ("Acquiror"), River Acquisition Corporation, a
                               --------
California corporation and direct wholly owned subsidiary of Acquiror ("Merger
                                                                        ------
Sub"), RapidStream, Inc., a California corporation (the "Company"), and Wai San
---                                                      -------
Loke, as representative of the shareholders of the Company (the "Shareholder
                                                                 -----------
Representative"), and amends that certain Agreement and Plan of Merger, dated as
--------------
of February 6, 2002 (the "Merger Agreement"), by and among Acquiror, Merger Sub,
                          ----------------
the Company and, for purposes of Section 6.16 only, Vincent Liu, James YeeJang
                                 ------------
Lin and John Ji-Jung Yu. Acquiror, Merger Sub, and the Company are sometimes referred to herein, individually, as a "Party," and, collectively, as the
                                        -----
"Parties."
 -------
                                    RECITALS

     A. The Company instituted a mandatory ten percent work schedule reduction and a corresponding ten percent pay decrease (the "Schedule Reduction") between
                                                   ------------------
July 16, 2001 and February 15, 2002 for all of its employees, with the exception of commissioned sales personnel (the "Non-Sales Employees").
                                      -------------------

     B. In anticipation of the Merger and with the permission of Acquiror, the Company cancelled the Schedule Reduction effective as of February 16, 2002.

     C. In anticipation of the Merger and with the permission of Acquiror, on February 26, 2002 the Company paid an aggregate of $163,272.49 to the Non-Sales Employees for accrued liabilities and $12,256.08 in employer payroll taxes relating to the Schedule Reduction.

     D. Acquiror and the Company each have the right to terminate the Merger Agreement and abandon the Merger under certain circumstances specified in
Section 7.1 of the Merger Agreement.

     E. In the absence of the transactions contemplated by the Merger Agreement, the Company would neither have cancelled the Schedule Reduction nor paid the foregoing amounts due to business uncertainties.

     F. The Merger Agreement provides that the Merger Consideration shall be distributed among the holders of the Company's capital stock as set forth on Annex II to the Merger Agreement, a copy of which is attached hereto as Exhibit
--------                                                                -------
A.
-
     G. Due to an error, if the Merger Consideration were to be so distributed in accordance with Annex II, the holders of the Company's Series A Preferred Stock would receive less Merger Consideration as a percentage of the aggregate amount such holders have invested in the Company than the holders of the Company's Series B Preferred Stock and Series C Preferred Stock would receive, a result not intended by the Parties.

     H. The Parties wish to amend the Merger Agreement to adjust the distribution of consideration among the holders of each series of the Company's Preferred Stock.

     I. All terms used herein and not otherwise defined shall have the meanings set forth in the Merger Agreement.

                                    AGREEMENT

     In consideration of the terms hereof, the Parties agree as follows:

                   ARTICLE I --AMENDMENTS TO MERGER AGREEMENT

1.1  Amendment Related to Effect of Termination

     A new Section 7.2(e) is hereby inserted in the Merger Agreement immediately
           -------------
following Section 7.2(d), with such new Section 7.2(e) to read as follows:
          -------------                 -------------

     "(e) In the event of the termination of this Agreement pursuant to Section 7.1, Acquiror shall pay to the Company $175,528.57 by wire transfer of immediately available funds, pursuant to wire instructions provided by the Company, not later than five days after the date of such termination."

1.2  Amendment to Consideration Distribution Schedule

     Annex II to the Merger Agreement is hereby replaced in its entirety with
     --------
the Consideration Distribution Schedule attached hereto as Exhibit B.
                                                           ---------

1.3  Additional Administrative Amendment

     The following clause contained in Section 1.5 of the Merger Agreement is
                                       -----------
hereby deleted:

     "except that such Articles of Incorporation shall be amended to change the name of the Surviving Corporation to River, Inc."

                            ARTICLE II--GENERAL

2.1  Effect of Amendment

     To the extent that there are any inconsistencies between this Amendment and the Merger Agreement, the terms and conditions of this Amendment shall govern. This Amendment amends only the provisions set forth herein and shall not constitute an amendment, modification or waiver of any other provision of the Merger Agreement. Except as otherwise expressly provided in this Amendment, the provisions of the Merger Agreement shall remain in full force and effect.

2.2        Binding Commitments of the Parties; Effective Date.

           Each of the provisions of this Amendment shall constitute a binding commitment and agreement on the part of each of the Parties immediately upon the execution of this Amendment by such Party and shall be effective as of the as of the date first written above.

2.3        Headings

           The descriptive headings contained in this Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment.

2.4        Counterparts

           This Amendment may be executed and delivered (including by facsimile transmission) in counterparts, and by the different Parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                            [Signature page follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

                                "Acquiror"

                                WATCHGUARD TECHNOLOGIES, INC.


                                By:    /s/ Steven N. Moore
                                      ------------------------------------------
                                Name: Steven N. Moore

                                Title: Executive Vice President and Secretary

                                "Merger Sub"

                                RIVER ACQUISITION CORP.


                                By:    /s/ James A. Cady
                                      -----------------------------------------
                                Name:  James A. Cady
                                Title: President

                                "Company"

                                RAPIDSTREAM, INC.


                                By:    /s/ Vincent Liu
                                    --------------------------------------------
                                Name:  Vincent Liu
                                Title:  Chief Executive Officer

                                "Shareholder Representative"

                                WAI SAN LOKE


                                       /s/ Wai San Loke
                                  ----------------------------------------------
                                                  Name: Wai San Loke

             SIGNATURE PAGE TO AMENDMENT No. 1 TO MERGER AGREEMENT

                                                                       Exhibit A

--------------------------------------------------------------------------------

                            Merger Agreement Annex II

                       Consideration Distribution Schedule

-----------------------------------------------------------------------------------------------------------------

  Class/Series of Company Capital Stock     Cash Consideration Value/1/     Stock Consideration Value/2/
-----------------------------------------------------------------------------------------------------------------

            Common Stock                     $  2,000,000                       $  7,000,000
-----------------------------------------------------------------------------------------------------------------
        Series A Preferred Stock             $  1,050,000                       $  1,680,000
-----------------------------------------------------------------------------------------------------------------
        Series B Preferred Stock             $  4,500,000                       $  7,200,000
-----------------------------------------------------------------------------------------------------------------
        Series C Preferred Stock             $  9,450,000                       $ 15,120,000
-----------------------------------------------------------------------------------------------------------------
                   Total                     $ 17,000,000                       $ 31,000,000
-----------------------------------------------------------------------------------------------------------------

_______________________________

   /1/ The Cash Consideration Value shall be reduced by the amount by which the Company Expenses Estimate exceeds the Company Expense Cap, as provided in
Section 1.7.1(e). In the event of such an adjustment, the reduction in the Cash
---------------
Consideration Value shall be made proportionately among each class and/or series of Company Capital Stock.

   /2/ The number of Aggregate Acquiror Shares is subject to adjustment as provided in Section 1.7.1(f). In the event of such an adjustment, the reduction shall be made proportionately among each class and/or series of Company Capital Stock.

                                                                       Exhibit B

--------------------------------------------------------------------------------

                       Consideration Distribution Schedule

------------------------------------------------------------------------------------------------------------------------
      Class/Series of Company Capital Stock        Cash Consideration Value/1/          Stock Consideration Value/2/
------------------------------------------------------------------------------------------------------------------------
                  Common Stock                             $ 2,000,000                        $ 7,000,000
------------------------------------------------------------------------------------------------------------------------
            Series A Preferred Stock                       $ 1,116,537                        $ 1,786,459
------------------------------------------------------------------------------------------------------------------------
            Series B Preferred Stock                       $ 4,465,856                        $ 7,145,369
------------------------------------------------------------------------------------------------------------------------
            Series C Preferred Stock                       $ 9,417,607                        $15,068,172
------------------------------------------------------------------------------------------------------------------------
                      Total                                $17,000,000                        $31,000,000
------------------------------------------------------------------------------------------------------------------------

________________________

     /1/ The Cash Consideration Value applicable to each series of Company Preferred Stock shall be reduced by the amount by which the Company Expenses Estimate exceeds the Company Expense Cap, as provided in Section 1.7.1(e). In
                                                         ---------------
the event of such an adjustment, the reduction in the Cash Consideration Value shall be made proportionately among each series of Company Preferred Stock.

     /2/ The number of Aggregate Acquiror Shares is subject to adjustment as provided in Section 1.7.1(f). In the event of such an adjustment, the reduction shall be made proportionately among each class and/or series of Company Capital Stock.